Exhibit 10.1

TRUST AGREEMENT

BETWEEN:

LARRY SOSTAD (Trustee)

AND:

EARTH DRAGON RESOURCES INC. (Earth Dragon)

IT IS AGREED THAT:

LARRY SOSTAD currently owns holds personally the Mineral Rights to the Mountain Queen Lode Mining Claim, located in Clark County Nevada, registered in the Certificate of Location Book & Instrument #20071130-0003367 in Map Book and instrument # 2007113000-00033366.

Lode Mining Claim Name	Claim Number	Expiry Date

Mountain Queen	NMC#980946	September 1, 2008

(the Claim)

The Trustee, for a payment of US$6,500.000 hereby does declare and hold upon trust the aforementioned Claim on behalf of Earth Dragon from this day forward.

Earth Dragon shall have the responsibility to keep the Claim in good standing in terms of filing and work and all other requirements.

DATED at Vancouver, B.C.

Acknowledged and agreed to this
3rd day of March, 2008.

EARTH DRAGON RESOURCE INC.NC.

YUAN KUN DENG
Per: Authorized Signatory (ies)

LARRY SOSTAD
LARRY SOSTAD